EXHIBIT 10.1
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

WAIVER, CONSENT AND FIRST AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT AND FIRST AMENDMENT TO SECURITY AND PLEDGE AGREEMENT
WAIVER, CONSENT AND FIRST AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT AND FIRST AMENDMENT TO SECURITY AND PLEDGE AGREEMENT (this “Agreement”), dated as of March 15, 2023, is entered into by and among BLUE APRON, LLC, a Delaware limited liability company (the “Company”), each Guarantor party hereto (the “Guarantors” and together with the Company (the “Obligors”)), the Purchasers party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent for the holders (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Guarantors, the Purchasers and the Collateral Agent are party to that certain Note Purchase and Guarantee Agreement, dated as of May 5, 2022 (and as it may be amended, supplemented or otherwise modified prior to the date hereof, the “Existing Note Purchase Agreement”);
WHEREAS, the Obligors and the Collateral Agent are party to that certain Security and Pledge Agreement, dated as of May 5, 2022 (and as it may be amended, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”);
WHEREAS, the Purchasers party hereto allege that following Defaults and Events of Default have occurred and are continuing as of the date hereof and the Company disputes that such Defaults have occurred and are continuing as of the date hereof (collectively, the “Alleged Defaults”):
(i)    the purported Events of Default arising under Section 11(c) of the Existing Note Purchase Agreement as a result of the alleged failure of the Obligors to comply with Section 10.10(d) of the Existing Note Purchase Agreement as a result of the amendments to the Purchase Agreement listed as a Material Contract in Schedule 5.23 of the Existing Note Purchase Agreement; and
(ii)    the purported Events of Default arising under Section 11(n) of the Existing Note Purchase Agreement as a result of the purported default of a counter party under a Material Contract that could reasonably be expected to result in a Material Adverse Effect, specifically Material Contracts incorporated by definition with “aggregate consideration payable to or by such Person or such Subsidiary of $1,000,000 or more in any fiscal year” which includes the Guaranty and Pledge Agreement dated as of November 6, 2022.
WHEREAS, pursuant to and in accordance with Section 17 of the Existing Note Purchase Agreement, the Company has requested that the Collateral Agent and the Required Holders consent to the entry into that certain Voluntary Surrender of Property In Partial Satisfaction of Secured Obligations (the “Voluntary Surrender of Property Agreement”), dated on or around the date hereof, between Remember Bruce, LLC and Blue Apron Holdings, Inc. (the “Parent”), and the consummation of the transactions thereunder (collectively, the “Transactions”);

WHEREAS, in connection with the Transactions, the Parent will (i) become the sole owner, beneficially and legally, of one hundred percent (100%) of the membership and ownership interests listed on Exhibit A hereto (the “Surrendered Collateral”) and (ii) in exchange therefor, discharge and release a portion of the Secured Obligations (as defined in the Voluntary Surrender of Property Agreement) in an amount equal to [**] Dollars ($[**]) (the “Discharged Obligations”);
WHEREAS, the Collateral Agent and the Purchasers constituting the Required Holders under the Existing Note Purchase Agreement, are willing to so consent to the Transactions, including, without limitation the holding of the Surrendered Collateral by the Parent and the discharge of the Discharged Obligations, in each case on the terms and conditions set forth herein; and
WHEREAS, (i) the Existing Note Purchase Agreement as further amended and modified by this Agreement (and as may be further amended, restated, supplemented or otherwise modified from time to time) is herein referred to as the “Note Purchase Agreement” and (ii) the Existing Security Agreement as further amended and modified by this Agreement (and as may be further amended, restated, supplemented or otherwise modified from time to time) is herein referred to as the “Security Agreement”.
NOW, THEREFORE, in consideration of the premises contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.     Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
SECTION 2.     Waiver. Subject to SECTION 5 hereof, and without acknowledgement or representation from the Obligors that the Alleged Defaults have occurred or exist, the undersigned Required Holders hereby waive the Alleged Defaults (such waiver being referred to herein as the “Waiver”). The Waiver is limited to the express terms thereof, and nothing in this Agreement shall be deemed a waiver by any Required Holders with respect to any other term, condition, representation, covenant, undertaking or other provision of the Existing Note Purchase Agreement, any other Note Document or any of the other agreements, documents or instruments executed and delivered in connection therewith. The Waiver shall not be deemed to be a course of action upon which any Obligor or any other Person may rely in the future, and each Obligor hereby expressly waives any claim to such effect. The Purchasers reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults or Events of Default other than the Alleged Defaults.
SECTION 3.     Consents and Agreements Relating to the Transactions; Amendment to Existing Security Agreement.
(a)     The Existing Security Agreement is hereby amended by amending and restating the definition of “Pledged Shares” in its entirety to read as follows:
“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares (x) of any Issuer now or hereafter owned by any Obligor, or (y) of any entity held by an Obligor, together in each case with (a) all certificates representing the same, (b) all Shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged

Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Note Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.
(b)     The Obligors hereby agree and acknowledge that the Surrendered Collateral constitutes Pledged Shares as defined under the Security Agreement and, for the avoidance of doubt, any proceeds of the Surrendered Collateral shall be deposited into a Collateral Account.
(c)     Subject to the satisfaction or waiver of the conditions set forth in SECTION 5 hereof, as determined by the Required Holders in their sole discretion, and notwithstanding the limitations set forth in Section 10 of the Note Purchase Agreement, the Collateral Agent and the holders party hereto constituting Required Holders hereby consent to the entry into the Voluntary Surrender of Property Agreement by the Parent and the consummation of the Transactions contemplated thereby, including, without limitation, the holding of the Proposed Investment by the Parent and the discharge of the Discharged Obligations.
SECTION 4.     Amendment to Note Purchase Agreement. As of the date hereof, the Obligors and the Required Holders signatory hereto hereby agree to the following amendments to the Existing Note Purchase Agreement (the “Amendments”):
(a)     The following new definitions shall be added to Schedule A of the Existing Note Purchase Agreement in the appropriate alphabetical order:
“First Amendment Effective Date” means March, 15, 2023.
“Amortization Payments” has the meaning set forth in Section 11(r) hereof.
“Amortization Payment Due Date” has the meaning set forth in Section 11(r) hereof.
“Applicable Premium” means the excess, if any, of (A) the present value on the prepayment date of (i) 100.5% of the principal amount being prepaid plus (ii) all remaining interest payments due on such Note through and including on the date that is eighteen (18) months after the Closing Date (excluding any interest accrued to the prepayment date), computed using a discount rate equal to the Applicable Treasury Rate plus 0.50%, over (B) the principal amount of such Note on the prepayment date.
“Relevant Applicable Premium Amount” means an amount equal to $800,000, representing the Applicable Premium that would be due in connection with the Amortization Payments due in Section 11(r) hereof.
“Applicable Treasury Rate” means, as of any repayment date, the yield to maturity as of such date of United States treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such statistical release is no longer published or the relevant information no longer appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such date to the date that is eighteen (18) months after the Closing Date; provided, however, that, if the period from such date to the date that is eighteen (18) months after the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be the Treasury Rate.
(b)     Schedule A of the Existing Note Purchase Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Required Liquidity Amount” means $25,000,000 provided that (1) following the payment by the Company and receipt by the Purchasers of the March Amortization Payment by the respective Amortization Payment Due Date, then $17,500,000 and (2) if the March Amortization Payment and the April Amortization Payment have each been made by the Company and received by the Purchasers on or before their respective Amortization Payment Due Date, then $10,000,000.
“Asset Valuation” means the probable price (on a net, not gross basis) of the Obligors’ properties, assets and inventory if such property, assets and inventory were sold under forced sale conditions or under a financial distressed scenario, in each case as determined by the Appraiser; for the avoidance of doubt, Asset Valuation shall not include any Intellectual Property or Equity Interests.
“Cash Flow Forecast” means a 13-week statement of the Company’s anticipated cash receipts and Budget Disbursements set forth on a weekly basis, including the anticipated uses of the proceeds from the Notes for such period and attached hereto as Exhibit E, as updated with the consent of the Required Holders from time to time provided that (a) (i) any proceeds (net of discount and expenses) not yet received by the Parent as a result of any public equity offering, (ii) any proceeds resulting from a contract (or a series of related contracts) that are not to be received during the period being forecast and (iii) any proceeds resulting from a non-contractual arrangement (or series of related non-contractual arrangements), in each case shall not be used in the calculation of the Cash Flow Forecast, and (b) no Cash Flow Forecast is required to include periods after the Amortization Payment Due Date for the June Amortization Payment so long as all Amortization Payments are made when due.
(c)     Section 7.1(a). Section 7.1(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    no later than ninety (90) days after the end of each fiscal year starting with the fiscal year ended December 31, 2022, consolidated balance sheets and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures (if any) for the prior fiscal year, all audited by independent accountants of recognized national standing reasonably acceptable to the Required Holders (it being agreed that any “Big 4” accounting firm is reasonably acceptable to the Required Holders) and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, which report and opinion shall not include (1) any qualification, exception or explanatory, paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than a qualification related solely to the maturity of the Notes at the Maturity Date or any qualification included in the opinion for the year ended December 31, 2022), or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the Financial Covenants contained in Section 10.11, together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default resulting from any noncompliance with the financial covenants contained in Section 10.11 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof, it being agreed that delivery of the Parent’s annual report on Form 10-K will satisfy this requirement.
(d)     Section 7.1(e). Section 7.1(e) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(e)     on Friday of every second week (commencing with the second full week following the Closing Date), a report of (i) the Company’s Liquidity as of such date with supporting evidence demonstrating that such amounts are in accounts subject to a Control Agreement (it being understood that a screenshot of such balances and account numbers as of such date shall satisfy this clause (e)), and (ii) any equity sale proceeds received by the Parent or Company;”
(e)     Section 7.1(q) and (r). Section 7.1(q) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety, and a new clause (r) is hereby added to Section 7.1, in each case to read as follows:
    “(q)     with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or relating to the ability of the Obligors to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Required Holders; and
(r)     promptly but no later than three (3) Business Days after receipt thereof, notice of any steps taken by the Company, the Parent and/or their agents in connection with or furtherance of the monetization of the Surrendered Collateral and/or receipt of any proceeds of the Surrendered Collateral, for the avoidance of doubt the foregoing shall not require notice of any immaterial communications between the relevant parties.”
(f)     Section 8.3(a). Section 8.3(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(a)     On any date after August 30, 2022, through and including the date that is eighteen (18) months after the Closing Date, the Company may, at its option, upon notice as provided in clause (d) below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount being prepaid, plus the Applicable Premium, plus the accrued but unpaid interest accrued to but excluding the date of payment.”
(f)     Section 11. Section 11 of the Existing Note Purchase Agreement is hereby amended to (i) delete the reference to “;” at the end of clause (m) thereof, and (ii) delete the reference to “.” at the end of clause (q) thereof, and insert “; or” in lieu thereof.
(g)     Section 11. Section 11 of the Existing Note Purchase Agreement is hereby amended by adding a new subsection (r) to read as follows:
            “(r)     any Obligor fails to make a payment on the principal amount of the Notes in an amount not less than that set forth in the chart below (the “Amortization Payments”) on or before the corresponding date set forth below (the “Amortization Payment Due Date”), in each case plus all accrued and unpaid interest thereon, but without payment of any Redemption Premium or any other premium (it being understood that no premiums are due or payable in respect of such payments if such payments are made when due):

Amortization Payment	Amortization Payment Due Date
$7,500,000 (the “March Amortization Payment”)	Three (3) Business Days after the First Amendment Effective Date
$7,500,000 (the “April Amortization Payment”)	April 15, 2023
$7,500,000 (the “May Amortization Payment”)	May 15, 2023
$7,500,000 (the “June Amortization Payment”) plus the Relevant Applicable Premium Amount	June 15, 2023
provided however, that if any funds are transferred from an account subject to a Control Agreement to an account not subject to a Control Agreement prior to the March Amortization Payment Amortization Payment Due Date then the March Amortization Payment shall be due contemporaneously therewith;
provided further however, that the Relevant Applicable Premium Amount shall not be due if each of the Amortization Payments set forth above (including the June Amortization Payment) have been made on or before their respective stated Amortization Payment Due Date. To the extent that each of the Amortization Payments set forth above are paid on or before their respective Amortization Payment Due Date, the Company shall not be obligated to make payment of the ESG KPI Fee.
(h)     Exhibit E. Exhibit E of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as the Form of Cash Flow Forecast set forth in Exhibit B attached hereto.

SECTION 5.     Conditions to Effectiveness. The “Agreement Effective Date” as set forth herein is the date on which the following conditions precedent have been satisfied or waived by the Required Holders in their sole discretion:
    (a)     Each of the Company and the Required Holders shall have executed and delivered a counterpart of this Agreement and each of the Company and Required Holders (or their respective counsel) shall have received a counterpart of this Agreement duly executed and delivered by the Company and the Required Holders;
    (b)     No Default or Event of Default, other than, to the extent they exist, the Alleged Defaults, exists immediately prior to and immediately after giving effect to this Agreement; and
    (c)     The Company shall have paid all outstanding costs, expenses and fees of the Purchasers (including the fees and expenses of Akin Gump Strauss Hauer & Feld LLP) invoiced at least one (1) Business Day prior to the Agreement Effective Date.
SECTION 6.     Post-Closing Covenants.
     (a)      Following the effective date of the Voluntary Surrender of Property Agreement, the Parent shall promptly direct the Issuer of the Surrendered Collateral set forth on Exhibit A to deliver to the Parent certificates representing the Surrendered Collateral issued in the Parent’s name, and, within five (5) Business Days of the date that the Issuer of the Surrendered Collateral set forth on Exhibit A delivers to the Parent certificates representing the Surrendered Collateral issued in the Parent’s name, the Collateral Agent shall have received: (a) certificates representing the Surrendered Collateral, together with stock powers in blank with respect to such certificates in form and substance reasonably satisfactory to Required Holders and the Collateral Agent, and (b) any and all further documents, financing statements, agreements and instruments, as shall be necessary or advisable (or as shall be required by the Collateral Agent or the Required Holders) to subject the Surrendered Collateral to the Liens now or hereafter intended to be covered by any of the Security Documents.
(b)     The Company shall use reasonable commercial efforts to (1) obtain a copy of the Issuer of the Surrendered Collateral set forth on Exhibit A constitutive documents and (2) evidence that there are no unpaid capital calls, equity funding, or any other obligations attached to the Surrendered Collateral listed in Exhibit A attached hereto and promptly provide same to the Purchasers, in any event within three Business Days of receipt of same.
(c)     To the extent the Company does not enter into a new banking relationship and establish new Control Accounts at a new banking institution the Company shall within (15) days take all commercially reasonable steps necessary to enter into a confirmation of the existing Control Agreements from any relevant bridge bank institution as the Required Holders may reasonably require.
(d)        Prior to transferring any funds into an account that is not an existing Control Account the Purchasers shall have received a Control Agreement from the relevant financial institution for any new proposed bank account or similar account with Collateral (as such term is defined in the Security Agreement) which shall be in form and substance reasonably acceptable to the Required Holders.
(e)     Subject to Section 6(d), within five (5) days of the Agreement Effective Date the Purchasers shall have received a report of the Company’s Liquidity as of such date with supporting evidence demonstrating that such amounts are in accounts subject to a Control Agreement a screenshot of such balances and account numbers as of such date shall satisfy this clause (e).
(f)        In the event that the Company is provided with any deposit certificates, or any similar instrument as a result of the receivership of any bank in which the Company holds any amount as of the Agreement Effective Date, the Company shall take all steps to collaterally assign such instrument to the Collateral Agent for the benefit of the Secured Parties.
(g)     The Company shall pay (1) all expenses of the Collateral Agent required to be paid by the Company pursuant to the Note Purchase Agreement in connection with execution of this Agreement and (2) all invoices of counsel to the Required Holders promptly, but in any event within ten (10) business days of receipt.
(h)     The Company and the Required Holders shall each use reasonable efforts to engage with the Collateral Agent and arrange for the execution by the Collateral Agent of this Agreement. Notwithstanding the forgoing the Obligors and the Purchasers acknowledge that this Agreement is fully effective whether the Collateral Agent signature page, subject to the other conditions herein.
(i)      Failure to take any action within the time frame set out in this SECTION 6 shall constitute an Event of Default under the Note Purchase Agreement.
SECTION 7.     Representations and Warranties. The Obligors hereby represents and warrants on and as of the Agreement Effective Date that:
(a)     this Agreement has been duly executed and delivered by the Obligors and this Agreement, the Note Purchase Agreement and each other Note Document constitute legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their respective terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;
(b)     the Obligors are duly authorized to execute, deliver and perform this Agreement, and the execution, delivery and performance by the Obligors of this Agreement, does not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law binding on the Obligors or their properties, (ii) the charter, operating agreement or other organizational documents of the Obligors or (iii) any Material Contract, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Obligors or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company (other than Liens in favor of the Collateral Agent created pursuant to the Note Documents and Liens permitted under Section 10.2 of the Note Purchase Agreement except, in the case of clause (b)(i), to the extent that such breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect); and
(c)     No Default or Event of Default, other than, to the extent they exist, the Alleged Defaults, exists immediately before or will exist immediately after giving effect to this Agreement.
SECTION 8.     Effects on Note Documents.
(a)     On and after the Agreement Effective Date, each reference in any Note Document to “the Note Purchase Agreement” shall mean and be a reference to the Note Purchase Agreement as modified by this Agreement and each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Note Purchase Agreement as modified by this Agreement.
(b)     Except as specifically modified herein, all Note Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The Obligors reaffirms any prior grant and the validity of any Liens granted by it pursuant to the Note Documents, with all such Liens continuing in full force and effect after giving effect to this Agreement.

(c)     The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any holder or the Collateral Agent under any of the Note Documents, nor constitute a waiver of any provision of the Note Documents or in any way limit, impair or otherwise affect the rights and remedies of the Collateral Agent or the holders under the Note Documents. This Agreement and the Note Purchase Agreement as modified by this Agreement shall not constitute a novation of the Note Purchase Agreement or the other Note Documents.
(d)     The Obligors and the other parties hereto acknowledge and agree that, on and after the Agreement Effective Date, this Agreement shall constitute a Note Document for all purposes.
SECTION 9.     GOVERNING LAW.  THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
SECTION 10.     Miscellaneous.
(a)     This Agreement shall be binding upon and inure to the benefit of the Obligors and its respective successors and permitted assigns, and upon the Collateral Agent and the Purchasers and their respective successors and permitted assigns.
(b)     To the extent permitted by applicable law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(c)     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Signatures delivered by email, PDF or other electronic means shall constitute originals for all purposes.
(d)     The holders party hereto constituting the Required Holders hereby direct the Collateral Agent to execute this Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.
BLUE APRON, LLC,
as Company

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

BLUE APRON HOLDINGS, INC.,
as Parent and as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer and Treasurer

BAW HOLDCO I, LLC,
as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

BAW HOLDCO II, LLC,
as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

[Signature Page to Waiver, Consent and First Amendment to Note Purchase and Guarantee Agreement]

BAW HOLDCO III, LLC,
as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

BAW, INC,
as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

BN RANCH, LLC,
as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

BLUE APRON MARKET, LLC,
as Guarantor

By:
/s/ Mitch Cohen
Name: Mitch Cohen
Title: Interim Chief Financial Officer

[Signature Page to Waiver, Consent and First Amendment to Note Purchase and Guarantee Agreement]

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:     Voya Investment Management Co. LLC
As agent for the Holder

By:
/s/ Gregory R. Addicks
Name: Gregory R. Addicks
Title: Managing Director

[Signature Page to Waiver, Consent and First Amendment to Note Purchase and Guarantee Agreement]

[Signature Page to Waiver, Consent and First Amendment to Note Purchase and Guarantee Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
solely in its capacity as Collateral Agent and not individually

By:

Name:
Title:

[Signature Page to Waiver, Consent and First Amendment to Note Purchase and Guarantee Agreement]